UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2015 (November 12, 2015)

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2015, Envision Healthcare Corporation (the “Corporation”), an indirect wholly-owned subsidiary of Envision Healthcare Holdings, Inc. (the “Company”), entered into the Third Amendment to Credit Agreement (the “Third Amendment”) and the Fourth Amendment to Credit Agreement (the “Fourth Amendment” and together with the Third Amendment, the “Term Loan Amendments”), each among the Corporation, the incremental term loan lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “Administrative Agent”) and each of the other parties thereto, which amend the Credit Agreement, dated as of May 25, 2011, among the Corporation, the Administrative Agent, and the lenders from time to time party thereto (as amended, the “Term Loan Facility”).

Tranche B-2 Incremental Borrowings

As previously disclosed, the Corporation borrowed $635 million of Tranche B-2 incremental term loans (the “Initial October 2022 Tranche B-2 Term Loans”) on October 28, 2015 to fund the acquisition of Rural/Metro Corporation and to pay related fees and expenses.  On November 12, 2015, the Corporation borrowed an additional $365 million of Tranche B-2 incremental term loans (the “Additional October 2022 Tranche B-2 Term Loans” and together with the “Initial October 2022 Tranche B-2 Term Loans,” the “Tranche B-2 Term Loans”) pursuant to the Fourth Amendment, to repay outstanding ABL revolving credit facility borrowings, to pay related fees and expenses and for general corporate purposes.

The Additional October 2022 Tranche B-2 Term Loans mature on October 28, 2022 and were issued with 100 basis points of original issue discount.  Pursuant to the Fourth Amendment, the Additional October 2022 Tranche B-2 Term Loans will bear interest at a rate of LIBOR plus an applicable margin equal to 3.50%, subject to a 100 basis point LIBOR floor.  Following the effectiveness of the Third Amendment, the Initial October 2022 Tranche B-2 Term Loans will also bear interest at LIBOR plus 3.50% subject to a 100 basis point LIBOR floor, which represents an increase of 25 basis points, and an additional 50 basis points of upfront fees were paid to the lenders of the Initial October 2022 Tranche B-2 Term Loans pursuant to the Third Amendment.  The Tranche B-2 Term Loans were issued with 6 month soft call protection, running from November 12, 2015, at 101% of the principal amount outstanding. All Tranche B-2 Term Loans otherwise have substantially the same terms as the Corporation’s term loans outstanding under the Term Loan Facility prior to the effectiveness of the Term Loan Amendments.

Repricing of Existing Tranche B-1 Term Loans

Pursuant to the terms of the Term Loan Facility, the Corporation’s existing Tranche B-1 term loans, outstanding in a principal amount of $1.28 billion (the “Tranche B-1 Term Loans”) as of the date of this current report on Form 8-K, are subject to repricing if the effective yield applicable to any new incremental term loans issued by the Corporation under the Term Loan Facility exceeds the effective yield on the term loans outstanding prior to the incremental borrowing by more than 50 basis points, giving effect to original issue discount, if any.  Following the Corporation’s borrowing of the Additional October 2022 Tranche B-2 Term Loans, the Tranche B-1Term Loans will bear interest at a rate of LIBOR plus an applicable margin equal to 3.25%, subject to a 100 basis point LIBOR floor, which represents an increase of 25 basis points.

The foregoing description of the Third Amendment and the Fourth Amendment is qualified in its entirety by reference to the complete terms and conditions of such agreements, filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Third Amendment to Credit Agreement, dated November 12, 2015, by and among the Corporation, the incremental term loan lenders party thereto, the Administrative Agent, and each of the other parties thereto.

10.2

Fourth Amendment to Credit Agreement, dated November 12, 2015, by and among the Corporation, the incremental term loan lenders party thereto, the Administrative Agent, and each of the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

November 16, 2015	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Third Amendment to Credit Agreement, dated November 12, 2015, by and among the Corporation, the incremental term loan lenders party thereto, the Administrative Agent, and each of the other parties thereto.

10.2

Fourth Amendment to Credit Agreement, dated November 12, 2015, by and among the Corporation, the incremental term loan lenders party thereto, the Administrative Agent, and each of the other parties thereto.